June 1, 2000           SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             SCHEDULE 14A (AMENDED)
                                 (Rule 14a-101)
                             INFORMATION REQUIRED IN
                                 PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           CLARION TECHNOLOGIES, INC.
                (Name of registrant as specified in its charter)

    (Name of person(s) filing Proxy Statement, if other than the Registrant)

               Payment of filing fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     (1)  Title of each class of securities to which transaction applies:_______
     (2)  Aggregate number of securities to which transaction applies:__________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___________
     (4)  Proposed maximum aggregate value of transaction:______________________
     (5)  Total fee Paid:
[ ] Fee paid previously with preliminary  materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:_______________________________________
     (2)  Form, schedule, or registration statement no.:________________
     (3)  Filing party:_________________________________________________
     (4)  Date filed:___________________________________________________

                           [CLARION TECHNOLOGIES LOGO]



                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                               and PROXY STATEMENT


May 22, 2000



Dear Stockholder:

     You are cordially invited to attend Clarion Technologies, Inc.'s 2000 Annual Meeting of Stockholders which will be held on June 20, 2000, at 10:00 a.m., local time, at the Haworth Conference Center, 225 College Avenue, Holland, Michigan 49423.

     The official Notice of Meeting, Proxy Statement and Proxy are included with this letter. The proposals listed in the Notice of Meeting are more fully described in the Proxy Statement.

     Whether or not you plan to attend the Annual Meeting in person, and regardless of the number of shares you own, please complete, sign, date and return the enclosed proxy card promptly in the enclosed envelope. This will ensure that your shares are voted as you wish and that a quorum will be present.


                                           Sincerely,

                                           /s/ David W. Selvius

                                           David W. Selvius
                                           Chief Financial Officer and Secretary





                             YOUR VOTE IS IMPORTANT.
                           PLEASE COMPLETE, SIGN, DATE
                         AND PROMPTLY RETURN YOUR PROXY
                          CARD IN THE ENCLOSED ENVELOPE

                           Clarion Technologies, Inc.


                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS


     The annual meeting of the stockholders of Clarion Technologies, Inc. (the "Company"), will be held at the Haworth Conference Center, 225 College Avenue, Holland, Michigan 49423, on June 20, 2000, at 10:00 a.m., local time, for the following purposes:

     1.   To elect nine directors, each for a term of one year.

     2. To consider and vote on a proposal to approve the 2000 Employees' Stock Purchase Plan.


     3. To consider and vote upon a proposal to approve the First Amendment to the Clarion Technologies, Inc. 1999 Stock Incentive Plan.


     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on May 16, 2000, will be entitled to vote at the meeting and at any adjournments or postponements thereof.

     Whether or not you expect to be present at this meeting, you are urged to sign the enclosed proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a proxy.


                                           By Order of the Board of Directors,

May 22, 2000                               /s/ David W. Selvius

                                           David W. Selvius
                                           Chief Financial Officer and Secretary

                           CLARION TECHNOLOGIES, INC.

                               235 Central Avenue
                             Holland, Michigan 49423
                           --------------------------

                                 PROXY STATEMENT
                           --------------------------


                       2000 Annual Meeting of Stockholders

                                  June 20, 2000

                           --------------------------

     This Proxy Statement is furnished to the stockholders of Clarion Technologies, Inc. (the "Company"), in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders. The Annual Meeting will be held on June 20, 2000, at 10:00 a.m., local time, at the Haworth Conference Center, 225 College Avenue, Holland, Michigan 49423.

                             SOLICITATION OF PROXIES

     Each stockholder, as an owner of the Company, is entitled to vote on matters scheduled to come before the Annual Meeting. The use of proxies allows a stockholder of the Company to be represented at the Annual Meeting if he or she is unable to attend the meeting in person. The proxy card accompanying this Proxy Statement is to be used for such purpose.

     If the proxy card is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting of Stockholders and at any adjournment of that meeting. Where stockholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the election of all nominees named in the proxy and FOR the proposals described in this Proxy Statement. A proxy may be revoked prior to its exercise by (1) delivering a written notice of revocation to the Secretary of the Company, (2) executing a proxy at a later date, or (3) attending the meeting and voting in person. However, attendance at the meeting does not automatically serve to revoke a proxy.


     On May 16, 2000, the record date of the meeting set by the Board, there were 20,546,254 shares of Common Stock and 1,962,750 shares of Preferred Stock outstanding. Each outstanding share of Common Stock entitles the holder thereof to one vote per share and each outstanding share of Preferred Stock currently entitles the holder thereof to two votes per share. The presence in person or by Proxy of at least a majority of such shares shall constitute a quorum. Under Delaware law, abstentions are treated as present and entitled to vote and therefore have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on that matter and thus is not counted in determining whether a matter requiring approval of a majority of shares present and entitled to vote has been approved. Votes cast at the meeting or submitted by Proxy will be counted by inspectors of the meeting who will be appointed by the Company.

                              ELECTION OF DIRECTORS

     The Board of Directors has nominated the following persons for election as directors, each to serve until the 2001 annual meeting: Harrington Bischof, Bryan C. Cressey, Terence M. Graunke, Michael C. Miller, Jack D. Rutherford, Frederick A. Sotok, Frank T. Steck, Craig A. Wierda, and Troy D. Wiseman. Each of the nominees currently serves as a director of the Company.

     This Proxy Statement contains more information about the nominees below. Unless otherwise directed by a stockholder's proxy, the persons named as proxy voters in the accompanying proxy will vote for the nominees named above. If any of the nominees become unavailable, which is not anticipated, the Board of Directors, at its discretion, may designate substitute nominees, in which event the enclosed proxy will be voted for such substituted nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

     A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Company. Accordingly, the nine persons who receive the largest number of votes cast at the meeting will be elected as directors. There is no right to cumulative voting as to any matter, including the election of directors.

     The Board of Directors recommends a vote FOR the election of the nominees to the Board of Directors.

     The following biographical information is provided for each nominee for election at the Annual Meeting.

     Harrington Bischof, 65, has served as a Director of the Company since October 1998. Mr. Bischof currently serves as President of Pandora Capital Corporation, a solely owned private investment company. Mr. Bischof has more than 30 years of investment banking experience, including 11 years with White, Weld & Co., where he became Senior Vice President and head of its investment banking activities in the Midwest. Following the merger of White, Weld & Co. with Merrill Lynch & Co., Mr. Bischof headed that firm's Investment Banking Group in the Midwest for eight years, serving on several of the firm's investment banking management committees and as a Director of Merrill Lynch International Bank in London. In 1991, Mr. Bischof became a Senior Advisor to Prudential Securities, Inc. Mr. Bischof currently serves as a Director of Peerless Industrial Group, Inc., Utilities, Inc. and Old Republic International Corporation, a New York Stock Exchange listed insurance holding company. Mr. Bischof received a BS in Engineering from Princeton University.

     Bryan C. Cressey, 50, has served as a Director of the Company since October 1998. Mr. Cressey is the co-founder of Golder, Thoma, Cressey, Rauner, Inc. and its successor Thoma Cressey Equity Partners, a firm engaged in the private equity investment business since the late 1970s which manages over $1 billion of private equity funds. Utilizing an industry consolidation investment strategy they pioneered, Mr. Cressey's firm has led over 40 industry consolidation investments focusing primarily on the service sector, producing the world's largest paging company, second largest networking cable company, fourth largest funeral home company and sixth largest propane distribution company. Mr. Cressey currently serves as Chairman of Cable Design Technologies, a public company listed on the New York Stock Exchange, and as a director of several other entities. Mr. Cressey was inducted into the Chicago Entrepreneurial Hall of Fame in 1998. Mr. Cressey received an MBA from Harvard Business School, a JD from Harvard Law School, and a BA from the University of Washington.

     Terence M. Graunke, 41, has served as a Director of the Company since October 1998. Mr. Graunke is the founder and Chairman of Lake Capital Management, a private investment management company. Prior to establishing Lake Capital Management, Mr. Graunke served as Chairman and Chief Executive Officer of Mastering, Inc., a publicly traded information technology training company that was acquired by PLATINUM technology, inc. in early 1998. Mr. Graunke founded Eagle River Interactive, Inc., a publicly traded interactive development company, in May 1994 where he served as Chairman, President and Chief Executive Officer until 1997 when the company was acquired by Omnicom Group. From December 1992 to May 1994, Mr. Graunke served as President and Chief Executive Officer of various Omnicom marketing companies. Mr. Graunke served as a Director of U.S. Robotics, a publicly traded company, prior to its sale to 3Com.

     Michael C. Miller, 34, has served as a Director of the Company since April 2000 and as President - Automotive Business Unit of the Company since February 2000. Mr. Miller is a former owner and the former

Executive Vice President of Drake Products Corporation, a $55 million dollar custom injection-molding firm based in Greenville, Michigan. Mr. Miller served Drake for 10 years in the areas of market development, operations, legal and financial affairs. Prior to acquiring Drake, Mr. Miller was a partner at H. E. Miller Associates, a multi-principal automotive representation company located in Grand Rapids, Michigan. Mr. Miller has a background in economics at Albion College and an associate's degree in Plastics Manufacturing from Grand Rapids Community College.

     Jack D. Rutherford, 66, has served as Chairman of the Board of the Company since November 1998 and has been a Director of the Company since October 1998. Mr. Rutherford served as Chief Executive Officer of the Company from January 1999 through December 1999. Mr. Rutherford is the co-founder, Chairman and Chief Executive Officer of ICM Industries, Inc., a private holding company of turn-around manufacturing businesses. ICM has acquired 13 companies with total revenues of over $452 million. From 1978 to 1985, Mr. Rutherford served in various executive officer positions at International Harvester (Navistar International), including Vice Chairman from 1984 to 1985 and President and Chief Operating Officer from 1983 to 1984. Prior to joining International Harvester, Mr. Rutherford was employed by Ford Motor Company for 26 years. Mr. Rutherford received an MBA from Michigan State University and an advanced management degree from Harvard Business School.

     Frederick A. Sotok, 65, has served as a Director of the Company since May 1999. Mr. Sotok became Manager of Manufacturing in 1977 at Prince Corporation, an $800 million dollar automotive supplier of interior parts. Prince Corporation was acquired in 1996 by Johnson Controls, Inc. Mr. Sotok became Vice President of Manufacturing in 1980 and Senior Vice President of Operations in 1989. In 1993, Mr. Sotok became Executive Vice President and Chief Operating Officer. Prior to employment with Prince Corporation, Mr. Sotok spent 17 years with General Electric in various manufacturing positions. Mr. Sotok is also on the advisory board of Innotec, Inc. in Zeeland, Michigan and consults with other West Michigan firms. Mr. Sotok holds an MBA from the University of Detroit and a bachelor's degree in metallurgy from Penn State University.

     Frank T. Steck, 62, has served as a Director of the Company since October 1998. Mr. Steck has over 35 years of experience in retail, wholesale and manufacturing with strong emphasis in heavy duty industries, including agriculture, automotive, truck and construction. Mr. Steck is currently employed in the executive search industry as Vice President of A.T. Kearney, a position he has held for more than five years. Mr. Steck has previously served as Senior Vice President and General Manager-North America of Fleetguard, Inc., a subsidiary of Cummins Engine Co., as Vice President-Worldwide Parts Marketing and Sales of J.I. Case, a subsidiary of Tenneco, Inc., as Vice President and General Manager-Corporate Parts Operations of International Harvester, and as Director of Marketing-Automotive Products of Sears, Roebuck and Company. Mr. Steck currently serves as a Director of SRC Holdings Corporation and Duro-Test. Mr. Steck graduated from Wilkes University with a BS degree in business administration and economics.

     Craig A. Wierda, 39, has served as a Director of the Company since February 1999. Mr. Wierda has over 16 years of experience in the automotive industry. Mr. Wierda acquired his first automobile dealership in 1985 and currently owns five dealerships throughout Michigan, with total annual sales of more than $100 million. From 1995 to 1996, Mr. Wierda served as a director of Prince Corporation, a Tier I supplier in the automotive interior trim manufacturing industry. Prince Corporation was acquired in 1996 by Johnson Controls, Inc. Mr. Wierda received a BA from the Northwood Institute.

     Troy D. Wiseman, 34, has served as Vice Chairman of the Board of the Company since November 1998 and has been a Director of the Company since February 1998. Mr. Wiseman also served as Chairman of the Company from April 1998 until November 1998 and served as Chief Executive Officer of the Company from April 1998 until December 1998. Mr. Wiseman is the founder, Chairman and CEO of Invest Linc, a company specializing in providing financial consulting services and bridge financing to emerging growth companies preparing for an initial public offering. Mr. Wiseman also served from 1994 to 1999 as the Manager of Invest L'Inc. Bridge Fund, LLC, a privately held investment fund which provides short term financing to both privately and publicly held companies. Mr. Wiseman is founder and President of Apportum Consulting Corp., a New York based business consulting firm specializing in assisting microcap companies in "going public" through public mergers. Mr. Wiseman was co-founder of Cami'z, Inc. a publicly traded retail company where he served as a member of the board of directors and held various executive officer positions including Vice President, Chief Operating Officer, Chief Financial Officer and Secretary from 1987 to 1994. In 1994, Cami'z acquired Chavuin International, Ltd., by merger and became B.U.M. International, Inc. Mr. Wiseman is a co-founder of the Wiseman-Roosen-Winslow Foundation, which funds the opening of new orphanages in developing countries, and he is a director of Children of Promise International which operates 52 orphanages serving about 2,500 children in 16 countries.

     There are no family relationships between any of the foregoing persons or any of the Company's executive officers.

Board and Committees

     The Board of Directors held seven meetings (exclusive of committee meetings) during 1999. During 1999, each director attended at least 75% of the meetings of the Board of Directors and any committees on which such director served. The Board of Directors has established the following committees, the functions and current members of which are noted below.

     Executive Committee. The Company has an Executive Committee comprised of Bryan Cressey, Jack Rutherford, Fred Sotok, Troy Wiseman and Craig Wierda. The Executive Committee acts from time to time on behalf of the Board in managing the business and affairs of the Company (except as limited by law or the Company's Bylaws), and is delegated certain assignments and functions by the Board of Directors. The Committee met four times during the last fiscal year.

     Audit Committee. The Company has an Audit Committee comprised of Harrington Bischof and Jack Rutherford. The Audit Committee recommends to the Board of Directors the selection of independent auditors and reviews the scope of their audit, their audit reports, and any recommendations made by them. The committee approves fees paid for audit and nonaudit services by the independent public accountants. The committee also reviews the activities of the Company's internal auditors, and reviews and recommends to the Board issues concerning the Company's dividend policies, capital expenditures, and other related financial matters. The committee met two times during the last fiscal year.

     Executive Compensation Committee. The Company has an Executive Compensation Committee comprised of Harrington Bischof, Bryan Cressey, Frank Steck and Craig Wierda. The Executive Compensation Committee recommends to the Board the annual executive incentive plan, the grant of employee stock options, and the annual remuneration of the Company's Chairman and Chief Executive Officer, and acts as the administrative committee for the Company's employee stock option and long term incentive plans. The committee met six times during the last fiscal year.

     Operational Oversight Committee. The Company created an Operational Oversight Committee comprised of Fred Sotok, Jack Rutherford and Craig Wierda in January 2000. The Operational Oversight Committee assumed the duties of the office of the Chief Executive Officer, including periodic operational reviews. The President of the Company reports to this Committee.

Compensation of Directors

     Directors of the Company each received annual compensation of $10,000 in 1999 for serving as a director of the Company, which $10,000 was paid in the form of 2,462 shares of Company common stock. For 2000, each director will receive restricted stock awards of shares of Company common stock. Each quarter the Company will grant each director a number of shares equal to $10,000 divided by the closing price of Company common stock on the NASDAQ OTC Bulletin Board on the first trading day of 2000. Each restricted stock award will vest six months after the grant date. In addition, the Company reimburses directors for out of pocket expenses incurred to attend board of directors and committee meetings.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Company's executive officers, other than Michael C. Miller, who also serves as a director (see "Election of Directors"):

         Name                                 Age                        Position
---------------------------------             ---         ----------------------------------------
William Beckman                               52          President
David W. Selvius                              35          Chief Financial Officer
Jeffrey W. Anonick                            39          President - Consumer Products and Office
                                                            Furniture Business Unit
Timothy R. Kline                              43          President - Heavy Truck Business Unit

William Beckman has served as President of the Company since December 1999. From February 1999 until November 1999, Mr. Beckman served as Chief Executive Officer of Clarion Plastics Technologies, Inc., a wholly-owned subsidiary of the Company. From October 1997 until January 1999, Mr. Beckman served as Chief Financial Officer of Johnson Controls Interiors, an automotive supplier of interior parts. Prior to October 1997, Mr. Beckman served as Vice President - Finance of Johnson Controls Interiors as well as Prince Corporation. Prince Corporation was an automotive supplier of interior parts that was acquired by Johnson Controls, Inc. in 1996.

David W. Selvius has served as Chief Financial Officer of the Company since January 2000. From February 1999 until December 1999, Mr. Selvius served as Vice President - Corporate Finance of Clarion Plastics Technologies, Inc., a wholly-owned subsidiary of the Company. From September 1996 until January 1999, Mr. Selvius served as Director, Corporate Finance of Johnson Controls Interiors and from May 1994 until August 1996 as Treasury Manager of Prince Corporation.

Jeffrey W. Anonick has served as President-Consumer Products and Office Furniture Business Unit of the Company since February 2000. From June 1997 until January 2000, Mr. Anonick served as President, and from January 1995 until May 1997, as Vice President of Operations, of Drake Products Corporation, a full service custom injection molding firm.

Timothy R. Kline has served as President-Heavy Truck Business Unit of the Company since February 2000. From September 1998 until January 2000, Mr. Kline served as President and Chief Operating Officer of Clarion Plastics Technologies, Inc., a wholly-owned subsidiary of the Company. From February 1998 until August 1998, Mr. Kline served as President of JAC Products, an injection molding and roll forming extrusion firm; from 1997 until January 1998 as President - Molding Division of Plastech Exterior Systems, Inc., formerly known as Bryan Custom Plastics; and prior to 1997, as Vice President and General Manager of Bryan Custom Plastics.

                              SECURITIES OWNERSHIP

     The following table shows, as of March 31, 2000, the number of shares beneficially owned by (i) each Director, Director nominee and Named Executive identified in the executive compensation tables of this Proxy Statement, (ii) all directors and executive officers as a group, and (iii) the beneficial owners of more than 5% of the Company's Common Stock. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

Directors, Named Executives,                     Amount and Nature
    and 5% Stockholders                       of Beneficial Ownership           Percent of Class(1)
------------------------------              ---------------------------         ----------------------
                                            Preferred            Common         Preferred      Common
Jack D. Rutherford(2)                        62,500           1,027,750(3)       3.18%         4.85%

William Beckman                                  --             285,000(4)         --          1.37%

Timothy R. Kline                                 --             171,258(5)         --             *

R. Townley Rose, Jr.(6)                          --           1,197,426            --          5.83%

Robert W. Martin(7)                              --              95,000            --             *

Gary E. Dewel(8)                             12,500             232,693(9)          *          1.13%

Harrington Bischof                               --             249,000(10)        --          1.21%

Bryan C. Cressey                             62,500(11)       1,399,000(12)      3.18%         6.77%

Terence M. Graunke                           62,500             299,000(13)      3.18%         1.45%

Michael C. Miller                                --           2,030,000(14)        --          9.87%

Frederick A. Sotok                               --              51,400(15)        --             *

Frank T. Steck                               25,000             449,000(16)      1.27%         2.18%

Troy D. Wiseman                              31,250(17)       1,538,703(18)      1.59%         7.45%

Craig A. Wierda                             237,500(19)       3,570,000(20)     12.10%        16.53%

All executive officers and directors

As a Group (15 persons)                     493,750          12,610,230(21)     25.16%        54.52%

___________________
*Less than one percent.
(1) Percentages are calculated based upon shares outstanding, plus shares which the director has the right to acquire under preferred stock conversion rights exercisable within 60 days and stock options and warrants exercisable within 60 days.
(2) Mr. Rutherford served as Chief Executive Officer of the Company from January 1999 through December 1999. Mr. Rutherford continues to serve as Chairman of the Board of Directors and as a member of the Operational Oversight Committee.
(3) Includes (i) 125,000 shares with respect to which Mr. Rutherford has a right to acquire beneficial ownership within 60 days by converting preferred stock into common stock, (ii) 510,000 shares with respect to which Mr. Rutherford has a right to acquire beneficial ownership under options exercisable within 60 days, and (iii) 25,000 shares with respect to which Mr. Rutherford has the right to acquire beneficial ownership within 60 days by exercising certain warrants.

(4) Consists of (i) 50,000 shares owned by Beckman Family Investments LLC, (ii) 210,000 shares with respect to which Mr. Beckman has a right to acquire beneficial ownership under options exercisable within 60 days, and (iii) 25,000 shares with respect to which Mr. Beckman has the right to acquire beneficial ownership within 60 days by exercising certain warrants.
(5) Includes (i) 100 shares owned by Mr. Kline's children, and (ii) 20,000 shares with respect to which Mr. Kline has the right to acquire beneficial ownership under options exercisable within 60 days.
(6)  Mr. Rose resigned as an officer and employee effective September 8, 1999.
(7)  Mr. Martin retired as an officer and employee effective December 31, 1999.
(8)  Mr. Dewel retired as an officer and employee effective February 22, 2000.
(9) Includes (i) 25,000 shares with respect to which Mr. Dewel has the right to acquire beneficial ownership within 60 days by converting preferred stock into common stock, and (ii) 100,000 shares with respect to which Mr. Dewel has the right to acquire beneficial ownership under stock options exercisable within 60 days.
(10) Includes (i) 25,000 shares owned by the Harrington Bischof Trust, and (ii) 10,000 shares with respect to which Mr. Bischof has a right to acquire beneficial ownership under options exercisable within 60 days.
(11) Consists of 62,500 shares owned by the Cressey Family Partnership.
(12) Includes (i) 250,000 shares owned by Cressey Companies LLC, (ii) 125,000 shares with respect to which the Cressey Family Partnership has a right to acquire beneficial ownership within 60 days by converting preferred stock into common stock, and (iii) 10,000 shares with respect to which Mr. Cressey has a right to acquire beneficial ownership under options exercisable within 60 days.
(13) Includes (i) 32,000 shares owned by Kermit Investments LP, (ii) 47,000 shares owned by Slick Partners LP, (iii) 32,000 shares owned by Wilma Investments LP, (iv) 125,000 shares with respect to which Mr. Graunke has a right to acquire beneficial ownership within 60 days by converting preferred stock into common stock, and (v) 10,000 shares with respect to which Mr. Graunke has a right to acquire beneficial ownership under options exercisable within 60 days.

(14) Consists of (i) 2,000,000  shares owned by Drake Products  Corporation  and
     (ii) 30,000 shares with respect to which Mr. Miller has a right to acquire beneficial ownership under options exercisable within 60 days.

(15) Includes 400 shares owned by Mr. Sotok's grandchildren.
(16) Includes (i) 150,000 shares owned by Mr. Steck's wife, (ii) 50,000 shares with respect to which Mr. Steck has a right to acquire beneficial ownership within 60 days by converting preferred stock into common stock, and (iii) 10,000 shares with respect to which Mr. Steck has a right to acquire beneficial ownership under options exercisable within 60 days.
(17) Consists of 31,250 shares owned by the Wiseman Family Trust.
(18) Includes (i) 30,800 shares owned by Apportum Consulting Corp., (ii) 1,113 shares owned by Invest L'Inc., (iii) 865,444 shares owned by Invest L'Inc. Emerging Growth Equity Fund I, with respect to which Mr. Wiseman disclaims beneficial ownership, (iv) 20,000 shares owned by Mr. Wiseman's children,
     (v) 470,606 shares owned by the Wiseman Family Trust, (vi) 62,500 shares with respect to which the Wiseman Family Trust has a right to acquire beneficial ownership within 60 days by converting preferred stock into common stock, (vii) 10,000 shares with respect to which Mr. Wiseman has a right to acquire beneficial ownership under options exercisable within 60 days, (viii) 20,000 shares with respect to which Invest L'Inc. has a right to acquire beneficial ownership under options exercisable within 60 days, and (ix) 20,000 shares with respect to which Invest L'Inc. Bridge Fund LLC has a right to acquire beneficial ownership under options exercisable within 60 days.
(19) Consists of 237,500 shares owned by the Emilie D. Wierda Living Trust.
(20) Includes (i) 475,000 shares with respect to which the Emilie D. Wierda Living Trust has a right to acquire beneficial ownership within 60 days by converting preferred stock into common stock, (ii) 200,000 shares with respect to which the Wierda Trust has a right to acquire beneficial ownership by exercising certain warrants within 60 days, (iii) 350,000 shares with respect to which Eagle Companies, Inc. has a right to acquire beneficial ownership under options exercisable within 60 days, and (iv) 25,000 shares with respect to which Mr. Wierda has the right to acquire beneficial ownership within 60 days by exercising certain warrants.
(21) Included in this number are 2,557,500 shares with respect to which executive officers and directors have the right to acquire beneficial ownership under options and warrants exercisable within 60 days and under preferred stock conversion rights exercisable within 60 days.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation received by the Company's President and the five other most highly compensated executive officers (the "Named Executives") for each of the three years ended December 31, 1999, 1998 and 1997.

                                                                                         Long Term
                                                    Annual Compensation                 Compensation
                                                                                                  Securities         All Other
        Name and Principal                       Salary (1)       Bonus    Restricted Stock       Underlying       Compensation(3)
             Position               Year            ($)            ($)      Awards ($)(2)         Options (#)         ($)
Jack D. Rutherford(4)               1999           $120,000          $0           $0              500,000          $120,450
  Chief Executive Officer           1998             16,667           0            0              260,000                 0
                                    1997                  0           0            0                    0                 0
William Beckman                     1999           $135,577          $0           $0              450,000           $11,000
  President                         1998                  0           0            0                    0                 0
                                    1997                  0           0            0                    0                 0
Timothy R. Kline                    1999           $180,000          $0      $50,000               50,000            $5,202
  President of Clarion              1998             62,308           0            0                    0               184
  Plastics Technologies, Inc.       1997                  0           0            0                    0                 0
R. Townley Rose, Jr.(5)             1999           $123,893     $ 5,000           $0                    0          $135,741(5)
  Executive Vice President          1998            112,500           0            0                    0                 0
                                    1997                  0           0            0                    0                 0
Robert W. Martin(6)                 1999           $118,750          $0      $81,250                    0           $10,729
  Chief Financial Officer           1998             15,385           0       90,000                    0                 0
                                    1997                  0           0            0                    0                 0
Gary E. Dewel(7)                    1999           $100,002     $16,667           $0                    0                $0
  Executive Vice President          1998                  0           0            0                    0                 0
  of Clarion Plastics Technologies, 1997                  0           0            0                    0                 0

(1) Includes amounts deferred by employees pursuant to Section 401(k) of the Internal Revenue Code.
(2) For Mr. Kline this amount represents the value of 25,000 shares of the Company's common stock granted to Mr. Kline based on a price of $2.00 per share. For Mr. Martin this amount represents 25,000 shares granted in 1999 based on a price of $3.25 per share and 45,000 shares granted in 1998 based on a price of $2.00 per share.
(3) The amounts disclosed in this column include: (a) a Company 401(k) match of $1,404 to Mr. Kline in 1999, (b) payments by the Company of premiums for term life insurance for the benefit of the Named Executives: $450 for Mr. Rutherford in 1999, and $736 and $184 for Mr. Kline in 1999 and 1998, respectively; (c) accrued employment contract obligation of $120,000 for Mr. Rutherford in 1999; (d) severance payments of $135,741 for Mr. Rose in 1999; and (e) other perquisites in 1999 of $11,000 for Mr. Beckman, $7,715 for Mr. Kline, and $10,729 for Mr. Martin.
(4) Mr. Rutherford served as Chief Executive Officer of the Company from January 1999 through December 1999.
(5) Mr. Rose resigned as an officer and employee effective September 8, 1999. Other Compensation for Mr. Rose includes 1999 severance payments totaling $80,000 cash and 15,926 shares of Company common stock valued at $55,741. In addition, in connection with the termination of his Employment Agreement the Company agreed to pay Mr. Rose twenty monthly payments of $17,500 beginning January 2000.
(6)  Mr. Martin retired as an officer and employee effective December 31, 1999.
(7)  Mr. Dewel retired as an officer and employee effective February 22, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on options granted to the Named Executives during the year ended December 31, 1999.

                                                     Percentage of
                                   Number of         Total Options
                                   Securities         Granted to        Exercise or                        Grant Date
                                   Underlying        Employees in       Base Price                           Present
        Name                       Options(1)         Fiscal Year       (per share)    Expiration Date       Value(2)
Jack D. Rutherford                 500,000           46.1%             $1.00          01/01/02             $1,306,355
William Beckman                    450,000           41.5%              3.25          03/01/09                789,840
Timothy R. Kline                    50,000            4.6%              2.00          01/01/04                110,245
R. Townley Rose, Jr.                     0              0%              N/A              N/A                    N/A
Robert W. Martin                         0              0%              N/A              N/A                    N/A
Gary E. Dewel                            0              0%              N/A              N/A                    N/A

(1) The options granted to Mr. Rutherford were vested immediately. The options granted to Mr. Beckman vest 20% a year for the first five years of the term of the options. The options granted to Mr. Kline vested 10,000 shares immediately upon grant and 10,000 shares per year for four years on January 1 of each year beginning with January 1, 2000.
(2) The values reflect standard application of the Black-Scholes option pricing model based on (a) expected stock price volatility of 0.62, (b) risk free rate of return of 4.57% for Mr. Rutherford and Mr. Kline and 4.65% for Mr. Beckman, (c) a cash dividend yield of 0%, and (d) an expected time of five years to exercise. The actual value, if any, of the options granted is dependent upon the market value of the Company's common stock subsequent to the date the options become exercisable.


      AGGREGATED STOCK OPTION EXERCISES IN 1999 AND YEAR END OPTION VALUES

     The following table provides information on the exercise of stock options during 1999 by the Named Executives and the number and value of unexercised options at December 31, 1999.

                                                                Number of Securities              Value of Unexercised
                                                                Underlying Unexercised            In the Money Options
                                                                Options at December 31, 1999      at December 31, 1999(2)
                               Shares
                              Acquired
                                 on             Value
          Name                Exercise       Realized(1)        Exercisable     Unexercisable     Exercisable      Unexercisable
Jack D. Rutherford                0              $0               510,000                0         $1,488,125       $         0
William Beckman                   0               0               150,000          300,000            103,125           206,250
Timothy R. Kline                  0               0                10,000           40,000             19,375            77,500
R. Townley Rose, Jr.              0               0                     0                0                  0                 0
Robert W. Martin                  0               0                     0                0                  0                 0
Gary E. Dewel                     0               0                     0                0                  0                 0

(1) Represents the aggregate market value of shares acquired at time of exercise, less the aggregate exercise price paid by the employee.
(2) Values are based on the difference between the closing price of the Company's common stock on December 31, 1999 ($3.9375) and the exercise prices of the options.

                              EMPLOYMENT AGREEMENTS

     Mr. Beckman entered into an Employment Agreement with the Company and Clarion Plastics Technologies, Inc. dated March 1, 1999. The Employment Agreement provides for (a) a base salary of $150,000 for the first year of the contract and $250,000 for the second year of the contract, (b) certain bonuses if certain sales objectives are achieved, (c) the grant of options to acquire 450,000 shares at an exercise price of $3.25 per share, and (d) certain employee benefits. The Employment Agreement has a term of six years commencing February 1, 1999, and will be automatically renewed for successive one year terms unless terminated by either party.

     Mr. Kline entered into an Employment Agreement with the Company and Clarion Plastics Technologies, Inc. dated March 23, 1999, effective as of September 1, 1998. The Employment Agreement as amended provides for (a) a base salary of $180,000 per year, (b) the grant of options to acquire 50,000 shares at an exercise price of $2.00 per share, and (c) certain employee benefits. The Employment Agreement has a term of one year and is automatically renewed for successive one year terms unless terminate by either party.


                             CERTAIN TRANSACTIONS

     In January 1999, the Company terminated a consulting agreement into which it had entered with Invest L'Inc. Partners, LLC, a firm owned by Troy Wiseman, a Director of the Company. The termination agreement required the Company to pay an aggregate amount of $42,000 in termination costs. Also in January 1999, the Company entered into an agreement with Invest L'Inc., a firm also owned by Mr. Wiseman, pursuant to which the firm will provide consulting services for strategic initiatives. The agreement provides for monthly payments by the Company of $15,000 plus expenses (capped at $1,000 per month) through December 2003.

     On October 1, 1999, the Company acquired Double "J" Molding, Inc. ("Double J"). The Company issued 850,000 shares of Clarion common stock to the sellers of Double J. Of the 850,000 Clarion shares issued for the acquisition, 425,000 shares ("Put Shares") are subject to the terms of stock put agreements ("Put Agreements") with the sellers which require the Company to purchase some or all of the Put Shares from the holders at a price of $6.00 per share. The maximum potential repurchase obligation of the Company is $2,550,000. The outstanding put options expire on November 15, 2000 and are exercisable between October 1, 2000 and November 14, 2000. Concurrent with the issuance of these stock put options, the Company entered into a stock put agreement with Craig Wierda, a member of the Board of Directors ("Director Put Agreement") which requires that Mr. Wierda purchase a number of shares of Clarion common stock equal to the product of: (i) the aggregate purchase price paid by the Company for the Put Shares, divided by the lesser of (ii) the closing price of the common stock quoted on NASDAQ on the date the Company receives notice of its obligation to perform under the Put Agreements, or (iii) $6.00. The Company's put option expires on November 25, 2000 and is exercisable between October 1, 2000 and November 24, 2000. In exchange for the Director Put Agreement, Mr. Wierda received 200,000 warrants to purchase Clarion common stock at an exercise price of $5.00 per share. The warrants are immediately exercisable and expire on September 30, 2002.

     As of January 1999, the Company entered into a three year agreement with Eagle Companies, Inc. ("Eagle"), a firm owned by Mr. Wierda, pursuant to which Eagle provides consulting and management services regarding strategic initiatives and provides office space for certain corporate employees of the Company. For those services and the space, the Company has granted Eagle options to purchase 350,000 shares of common stock at the price of $3.25 per share. The options are immediately exercisable and expire on December 31, 2002.

     In February 2000, the Company entered into an agreement to acquire the assets of Drake Products Corporation ("Drake"). As a condition to the receipt of financing, the banks which provided the financing required the Company to obtain guarantees on $12 million of term debt. Mr. Wierda and his spouse, Jack Rutherford and William Beckman (each a "Guarantor") agreed to provide guarantees on $3 million of the debt. Each Guarantor executed a $1,000,000 guaranty and obtained a supporting letter of credit. In consideration, the Company executed an agreement ("Fee Agreement") with each Guarantor pursuant to which the Company pays each Guarantor a monthly fee of 1% of that Guarantor's guaranty amount, in arrears, on the anniversary date of the Fee Agreement, either in cash or in shares of common stock valued at $4.00 per share. Concurrently with the execution of the Fee

Agreement, the Company issued to each Guarantor a warrant for the purchase of 25,000 shares of common stock at a price of $4.625 per share. The warrants are immediately exercisable and expire three years from issuance.

     In fiscal 1999, the Company settled litigation in which it was involved with Plastech Exterior Systems, Inc. Mr. Timothy Kline, the President and Chief Operating Officer of Clarion Plastics Technologies, Inc., a wholly-owned subsidiary of the Company, was also personally involved in that litigation. To induce Mr. Kline to settle his involvement in the litigation concurrently with the Company's settlement, the Company issued Mr. Kline 50,000 shares of Company common stock.

     Mr. Rutherford entered into a two-year Employment Agreement with the Company, dated January 1, 1999, to serve as Chairman of the Board and Chief Executive Officer. Mr. Rutherford continues to serve as Chairman of the Board, however, effective January 2000 the duties of Chief Executive Officer have been assumed by the Operational Oversight Committee of the Board of Directors which consists of Fred Sotok, Jack Rutherford and Craig Wierda. The Company accrued $120,000 as of December 31, 1999 for the remaining compensation due under Mr. Rutherford's Employment Agreement.

     On August 23, 1999, the Company entered into a Settlement Agreement and Mutual Release with Mr. R. Townley Rose, Jr. in conjunction with the termination of Mr. Rose's employment by the Company as Executive Vice President, and to induce Mr. Rose to settle his personal involvement in the Plastech Exterior Systems, Inc. litigation. Under the terms of the Agreement and Release in fiscal 1999, the Company paid Mr. Rose $80,000 in cash and issued him 15,926 shares of common stock valued at $55,741. The Company is also required to pay Mr. Rose twenty monthly installments of $17,500 beginning January 2000.

     On December 31, 1999, Mr. Robert Martin retired as Chief Financial Officer of the Company. The Company continues to pay Mr. Martin's salary at the annual rate of $125,000 and to provide standard employee benefits while his retirement package is determined.

     On February 22, 2000, Mr. Gary Dewel retired as Executive Vice President - Supply Chain of the Company. The Company paid Mr. Dewel $183,333 for services rendered (July 1999 through May 2000) and issued him options to acquire 100,000 shares of common stock at a price of $4.375 per share, exercisable immediately and expiring June 2005. Mr. Dewel will continue to receive standard employee benefits through June 2000.

            PROPOSAL TO ADOPT THE 2000 EMPLOYEES' STOCK PURCHASE PLAN

     By written consent effective April 25, 2000, the Board of Directors adopted the Clarion Technologies, Inc., 2000 Employees' Stock Purchase Plan (the "Plan") to become effective July 1, 2000, subject to approval by the Company's shareholders. The following summary of the Plan is subject to the specific provisions contained in the complete text of the Plan set forth in Appendix A to this Proxy Statement.

     The Plan provides for the purchase of the Company's Common Stock ("common stock"), par value $.001 per share, by employees of the Company at a discount from the market price of such shares. A total of 400,000 shares is reserved for issuance under this plan.

     The Board of Directors believes that the opportunity to purchase shares of the Company's common stock under the Plan at a discount from market price is important to attract and retain qualified employees who are essential to the success of the Company, and that stock ownership is important to providing such persons with incentive to perform in the best interests of the Company.

     At the annual meeting, the Company's shareholders are being asked to consider and approve this Plan.

     Description of the Employee Stock Purchase Plan. All active employees of the Company and its participating subsidiaries, except certain part-time employees, are eligible to participate in the Plan after completing three months of continuous employment as of the beginning of an Option Period. An Option Period begins on the first day of each fiscal quarter and ends on the last day of the fiscal quarter. No employee is entitled to purchase shares of common stock under the Plan if he or she is or would be, after the purchase, the holder of five percent (5%) or more of the total voting power of the Company.

     The Plan provides an opportunity for eligible employees to purchase shares of the Company's common stock at a price equal to eighty-five percent (85%) of the fair market value of the shares as of the last business day of the Option Period. If the Company's shares continue to be traded in the NASDAQ SmallCap market or the NASDAQ NMS market or if the Stock becomes listed upon an established stock exchange, the fair market value per share shall be the average of the last reported sales price of the Company's common stock as of the close of business for each of the last thirty (30) trading days of the applicable Option Period. Eligible employees who have elected to participate may contribute cash (up to 10% of gross earnings of each fiscal quarter) to the Stock Purchase Plan through equal weekly payroll deductions, by lump sum contributions received 45 days prior to the last day of the option period, or both. However, the aggregate market value of shares purchased in any fiscal year for any employee may not exceed $25,000. Purchases of shares are made as of the last business day of each fiscal quarter with funds contributed by participating employees during this quarter. A participant may terminate his or her participation at any time prior to his or her last pay date in an Option Period by written notice to the Company, but will not be eligible to reenter the Plan for the balance of the Company's fiscal year.

     Rights under the Plan are not transferable. Any termination of employment, including death and retirement, terminates participation. In addition, the Stock Purchase Plan automatically terminates on June 30, 2010, unless terminated earlier by the Board of Directors. The Board of Directors may amend the Stock Purchase Plan at any time, except that it cannot be amended without shareholder approval if the amendment would: (a) increase the maximum number of shares that may be issued under the plan, (b) decrease the purchase price per share subject to the plan, (c) withdraw the administration of the Plan from the Committee, (d) change the class of employees eligible to participate under the plan, or (e) render options granted under the plan unqualified for special tax treatment under the Internal Revenue code of 1986, as amended (the "Code").

     Summary of Federal Income Tax Consequences. The Plan is intended to be a qualified "Employee Stock Purchase Plan," as defined in Section 423 of the Code. The following paragraph summarizes the consequences of the acquisition and disposition of shares of the Company's common stock for federal income tax purposes, based on management's understanding of existing federal income tax laws.

     Funds contributed by employees through payroll deductions are a part of current compensation taxable as ordinary income, although not actually received by employees. As of the purchase date, on the last business day of each fiscal quarter, a participating employee will be considered to have been granted an option to purchase shares and to have simultaneously exercised that option with respect to the shares purchased on that date. If the employee does not dispose of such shares for a period of two (2) years after the date of the grant of the option (the "Holding Period"), upon subsequent disposition of the shares or upon death, the employee will realize compensation, taxable as ordinary income, equal to the lesser of:
(a) the amount by which the fair market value of the shares at the time of disposition or death exceeds the option exercise price, or (b) the amount by which the fair market value of the shares at the time the option was granted exceeded the option exercise price. If (b) is the lesser amount, the difference between the fair market value of the shares at the time of disposition or death and the fair market value of the shares at the time of the option was granted will be taxed as a capital gain. In the event the Holding Period requirement described above is not met, the amount to be treated as compensation on disposition of the shares by the employee is the difference between the option exercise price and the fair market value of the shares at the time of disposition. In the event the Holding Period requirement is not met, the Company will be entitled to a deduction for federal income tax purposes equal to the amount recognized as compensation by the employee. In all other events, the Company will not be entitled to any deduction for federal income tax purposes with respect to shares to an employee pursuant to exercise of an option granted under the Stock Purchase Plan.

     The Board of Directors recommends a vote FOR approval and adoption of the 2000 Employees' Stock Purchase Plan. The affirmative vote of a majority of the outstanding shares of common stock voted at the Annual Meeting is required to approve and adopt the Plan. While broker nonvotes will not be treated as votes cast on the approval of the Plan, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, the sum of any negative votes and abstentions will necessitate offsetting affirmative votes to approve and adopt the Plan. Unless otherwise directed by marking on the accompanying proxy, the proxy holders named therein will vote for the approval of the Plan.


                      PROPOSAL TO ADOPT THE FIRST AMENDMENT
           TO THE CLARION TECHNOLOGIES, INC. 1999 STOCK INCENTIVE PLAN

     By written consent effective April 25, 2000, the Board of Directors adopted the First Amendment (the "Amendment") to the Clarion Technologies, Inc. 1999 Stock Incentive Plan (the "Plan"), subject to approval by the Company's shareholders.

General

     The Plan currently provides for the granting of stock incentives to employees of the Company or any subsidiary and non-employee directors, consultants and independent contractors of the Company and any subsidiary to acquire, in the aggregate, not more than 1,000,000 shares of Common Stock of the Company plus certain shares of Common Stock which have not been issued under the Company's 1998 Stock Option Plan. The Plan was adopted by the Board of Directors of the Company on May 24, 1999, and was approved by a majority of the shareholders of the Company on May 24, 1999.

Amendment

     The Amendment increases the maximum number of shares reserved under the Plan from 1,000,000 to 2,000,000 shares of common stock. Please review the Amendment in its entirety as set forth in Appendix B to this Proxy Statement.

Purpose

     The purpose of the Plan is to advance the interests of the Company and its shareholders by enabling the Company and its subsidiaries to attract and retain persons of ability to perform services for the Company and its subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

     The Board of Directors recommends a vote FOR approval and adoption of the First Amendment to the Clarion Technologies, Inc. 1999 Stock Incentive Plan. The affirmative vote of a majority of the outstanding shares of common stock voted at the Annual Meeting is required to approve and adopt the Amendment. While broker nonvotes will not be treated as votes cast on the approval of the Amendment, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is require for approval, the sum of any negative votes and abstentions will necessitate offsetting affirmative votes to approve and adopt the Amendment. Unless otherwise directed by marking on the accompanying proxy, the proxy holders named therein will vote for the approval of the Amendment.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's directors and officers, as well as any person holding more than 10 percent of its Common Stock, are required to report initial statements of ownership of the Company's securities and changes in such ownership to the Securities and Exchange Commission. Based upon a review of the copies of such forms furnished to the Company, the Company believes that Mr. Sotok, Mr. Wierda, Mr. Beckman, Mr. Selvius, Mr. Miller, Mr. Kline, and Mr. Anonick each filed initial statements of ownership on Form 3 late, and for the period from January 1, 1999, through December 31, 1999, each of the directors, officers or 10 percent shareholders have not yet filed an Annual Report on Form 5.


                     RELATIONS WITH INDEPENDENT ACCOUNTANTS

     The consolidated financial statements of the Company have been audited by Perrin, Fordree & Company, P.C. ("Perrin"), independent certified public accountants.

     On April 18, 2000, the Company dismissed Perrin as its independent accountant. The Company certifies that (i) the audit reports of Perrin on the consolidated financial statements of Clarion Technologies, Inc. for the past two years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles;
(ii) the decision to change independent accountants was approved by the Board of Directors of the Company; (iii) i connection with its audits for the two most recent fiscal years and any subsequent interim periods through April 18, 2000, there were no disagreements with Perrin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Perrin, would have caused it to make reference to the subject matter of the disagreement in connection with its report; and (iv) during the two most recent fiscal years and through April 18, 2000, there have been no reportable events (as defined in Regulation S-B Item 304(a)(1)(iv)(B)).

     The Company engaged Ernst & Young LLP as its new independent accountant as of April 18, 2000. During the two most recent fiscal years and through April 18, 2000, the Company has not consulted with Ernst & Young LLP regarding: (i) the application of accounting principles to a specified completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements, and in no case was either written or oral report provided to the Company that the Company concluded was an important factor in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in
Item 304(a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B, or a reportable event required to be disclosed pursuant to Item 304(a)(1)(iv) of Regulation S-B.

     A representative of Ernst & Young LLP is expected to be present at the annual meeting with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions.


                   STOCKHOLDER PROPOSALS-2001 ANNUAL MEETING

     Any stockholder proposal intended to be presented at the next annual meeting of the Company must be received by the Company at 235 Central Avenue, Holland, Michigan 49423, not later than December 31, 2000, if the stockholder wishes the proposal to be included in the Company's proxy materials relating to the annual meeting of shareholders in 2001. If the Company receives notice of a shareholder proposal after February 28, 2001, the persons named as proxies for the 2001 Annual Meeting of Stockholders will have discretionary voting authority to vote on that proposal at that meeting.

     In addition, the Company's Bylaws contain certain notice and procedural requirements applicable to director nominations and stockholder proposals, irrespective of whether the proposal is to be included in the Company's proxy materials. A copy of the Company's Bylaws has been filed with the Securities and Exchange Commission and can be obtained from the Public Reference Section of the Commission or the Company.

                                  MISCELLANEOUS

     If any matters, other than the matters set forth herein, properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares thereby represented in accordance with their judgment.

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by a few regular employees of the Company without additional compensation. The Company may reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to the principals and obtaining their proxies.

     The Annual Report on Form 10-KSB of the Company for the year ended December 31, 1999, including financial statements, is being mailed to stockholders with this proxy statement.

     Stockholders are urged to date and sign the enclosed proxy and return it promptly to the Company in the enclosed envelope.


                                           By Order of the Board of Directors,

                                           /s/ David W. Selvius

May 22, 2000                               David W. Selvius
                                           Chief Financial Officer and Secretary

                                   APPENDIX A

                           CLARION TECHNOLOGIES, INC.
                       2000 EMPLOYEES' STOCK PURCHASE PLAN


     1. Purpose. The purpose of the Clarion Technologies, Inc. Employees' Stock Purchase Plan (the "Plan") is to provide employees of Clarion Technologies, Inc. (the "Company") and the "Participating Subsidiaries" (as herein defined) with a further inducement to continue their employment with the Company or the Participating Subsidiaries and to encourage such employees to increase their efforts to promote the best interests of the Company by permitting them to purchase shares of common stock, par value $0.001 per share (the "Stock") of the Company, at a price less than the market price thereof, under such circumstances that the purchase qualifies as the exercise of an option granted under an employee stock purchase plan, as defined by Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). As used herein, the term "Company" does not include any subsidiaries of the Company. This Plan may be adopted by the board of directors of any corporation which is a member of a controlled group of corporations, within the meaning of Section 1563(a) of the Code, of which the Company is also a member, and upon such adoption and with the approval of the committee described in Section 2, such corporation shall be deemed to be one of the "Participating Subsidiaries." The committee described in Section 2, in its discretion, is authorized to approve participation in the Plan by any foreign entity which is a controlled foreign corporation of the Company, within the meaning of Section 957(a) of the Code. Upon adoption by the board of directors of any such controlled foreign corporation and with the approved of the committee described in Section 2, such corporation shall be deemed to be one of the "Participating Subsidiaries."

     2. Committee to Administer Plan. The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than three members. The Board of
Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may establish from time to time such regulations, provisions and procedures, within the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

     3. Eligibility. Participation under the Plan shall be open to all active employees (the "Eligible Employees") of the Company or the Participating Subsidiaries except (a) employees who have been continuously employed by the Company or a Participating Subsidiary for less than ninety (90) days at the beginning of an Option Period (as hereinafter defined); (b) employees whose customary employment by the Company or a Participating Subsidiary is less than twenty (20) hours per week; and (c) employees whose customary employment by the Company or a Participating Subsidiary is for not more than six months in a calendar year. No option rights shall be granted under the Plan to any person who is not an Eligible Employee, and no Eligible Employee shall be granted option rights under the Plan (a) if such employee, immediately after receiving the grant of such option rights under the Plan, owns (under the rules of Sections 423(b)(3) and 424(d) of the Code) stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiary corporations (as defined by Section 425(f) of the Code); or (b) which permit such employee to purchase stock under this Plan and any other employee stock purchase plan of the Company and its subsidiary corporations (as defined by Section 424(f) of the Code) aggregating more than $25,000 of the fair market value of such stock ("Maximum Value") (determined at the time the respective options are granted) in any one calendar year, and in no event may such option rights accrue at a rate which exceeds that permitted by
Section 423(b)(8) of the Code.

     4. Stock Available for Plan. Purchase of Stock pursuant to and on behalf of this Plan for delivery under this Plan may be made out of the Company's presently or hereafter authorized but unissued Stock or from outstanding shares of Stock, or partly out of each, as determined by the Committee. The maximum number of shares of Stock which may be purchased under the Plan is 400,000 shares, subject, however, to adjustment as hereinafter set forth. In the event the Company shall, at any time after the effective date of the Plan, change its issued Stock into an increased number of shares of Stock, with or without par value, through a Stock dividend or split of shares, or into a decreased number of shares, with or without par value, through a combination of shares, then effective with the record date for such change, the maximum number of shares of Stock which thereafter may be purchased under the Plan shall be the maximum number of shares which, immediately prior to such record date, remained available for purchase under the Plan, proportionately increased, in the case of such Stock dividend or split up of shares, or proportionately decreased in the case of such combination of shares. In the event of any other change affecting Stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

     5. Effective Dates. This Plan shall become effective on July 1, 2000, provided that the Plan has been adopted by the Company's Board of Directors and approved by the shareholders of the Company at a duly called meeting or any adjournment thereof. The first Option Period under the Plan shall commence on July 1, 2000, and end on September 30, 2000. As long as the Plan remains in effect, a new Option Period shall commence on the first day of each fiscal quarter year of the Company and end on the last day of each such fiscal quarter year.

     6. Participation. An employee of the Company or a Participating Subsidiary who is an Eligible Employee at or prior to the first day of any Option Period may become a Participant as of such date by (a) at least ten (10) days prior to such date, completing and forwarding a payroll deduction authorization form (the "Authorization") to the Eligible Employee's appropriate payroll location; and/or
(b) at least forty-five (45) days prior to the last day of the Option Period, completing and forwarding a lump sum payment form furnished by the Company accompanied by payment to the Company in the amount of the lump sum to be credited to the Eligible Employee's Purchase Account. The Authorization will direct a regular payroll deduction from the Participant's compensation to be made on each of the Participant's pay dates occurring during each Option Period in which he or she is a Participant.

     7. Payroll Deductions and Lump Sum Payments. The Company and its Participating Subsidiaries will maintain payroll deduction accounts for all of their respective employees who are Participants and who have filed Authorizations for Payroll Deduction. Payments made by Participants, whether by payroll deduction or lump sum payment, shall be credited to the Participant's Stock Purchase Account (the "Purchase Account"). No amounts other than payroll deductions and lump sum payments authorized under this Plan may be credited to a Participant's Purchase Account. A Participant may authorize a payroll deduction in any amount not less than $10 for each pay date, but not more than a maximum of ten percent (10%) of the Participant's gross earnings payable as wages, salary, and bonus compensation, before withholding or other deductions ("Gross Earnings"), with respect to which payments are to be made to him or her by the Company or the Participating Subsidiary on such pay date. A Participant may make one lump sum payment in any Option Period in any amount not less than $25, but not more than a maximum of ten percent (10%) of the Participant's Gross Earnings for the immediately preceding Option Period. In the event a Participant makes payments for credit to his or her Purchase Account through both lump sum payments and payroll deductions, the total of all such payments during any Option Period shall not exceed ten percent (10%) of the Participant's Gross Earnings during the immediately preceding Option Period. In no event shall payments of any kind for credit to a Purchase Account by or on behalf of any Participant in any calendar year exceed the amount that would result in the purchase of Stock having an aggregate Maximum Value (as defined in Section 3 above). The Committee, in its discretion, may vary the Option Period and the payroll deduction period of Eligible Employees of any Participating Subsidiary which is a foreign controlled corporation of the Company, within the meaning of
Section 957(a) of the Code "Foreign Participating Subsidiary"), in a manner necessary or convenient for participation in the Plan by Eligible Employees of a Participating Subsidiary, and the Committee shall have the authority to establish the terms and conditions of participation in the Plan by Eligible Employees of a Foreign Participating Subsidiary, provided that such terms and conditions are not materially inconsistent with the Plan.

     8. Changes in Payroll Deduction. Payroll deductions shall be made for each Participant in accordance with the Participant's Authorization and shall continue until the Participant's participation terminates, the Authorization is revised or the Plan terminates. A Participant may, as of the beginning of any Option Period, increase or decrease the Participant's payroll deduction within the limits specified in Section 7 by filing a new Authorization at least ten
(10) days prior to the beginning o such Option Period.

     9. Termination of Participation; Withdrawal of Funds. A Participant may for any reason at any time on written notice given to the Company prior to the Participant's last pay date in any Option Period elect to terminate his or her participation in the Plan and permanently draw out the balance accumulated in his or her Purchase Account. Upon any termination by a Participant of participation, he or she shall cease to be a Participant, his or her Authorization shall be revoked insofar as subsequent payroll deductions are concerned, and the amount to his or her credit in his or her Purchase Account, and not payable in respect of the exercise of any option to purchase Stock theretofore granted under the plan, as well as any unauthorized payroll deductions made after such revocation, shall be promptly refunded to the former Participant. An Eligible Employee who has thus terminated participation in the Plan may thereafter begin participation in the Plan again only during the fiscal year of the Company following the fiscal year of the Company in which such termination and withdrawal of funds occurred. Partial withdrawals of funds will not be permitted.

     10. Purchase of Shares. Each Participant during each Option Period under this Plan will be granted an option as of the "Purchase Date" (as herein defined) for the purchase of as many whole shares of Stock as may be purchased with the funds in his or her Purchase Account. This election shall be automatically made as provided in this Section unless the Participant terminates participation as provided in Section 9. The purchase price for each share of Stock purchased shall be eighty-five percent (85%) of the fair market value of a share of Stock on the "Purchase Date" (as herein defined). If such percentage results in a fraction of a cent, the purchase price shall be increased to the next higher full cent. The term "Purchase Date" shall be the last business day of the Option Period. If, as of each Purchase Date, the Participant's Purchase Account contains funds, the Participant shall be deemed to have exercised an option to purchase shares at the purchase price, the Participant's Purchase Account shall be charged for the amount of the purchase, and a stock certificate shall be issued or an entry shall be made to the Participant's account maintained by the Company's transfer agent. As of each subsequent Purchase Date when funds have again accrued in the Participant's Purchase Account, shares will be purchased in the same manner.

     If the Stock continues to be traded in the NASDAQ SmallCap market, the NASDAQ NMS market or if the Stock becomes listed upon an established stock exchange, the fair market value per share shall be the average of the last reported sales price of the Stock as of the close of business for each of the last thirty (30) trading days of the applicable Option Period.

     11. Registration of Certificates. Upon the request of a Participant during participation in the Plan, and upon a Participant's termination of participation, a stock certificate representing the full number of shares of Stock owned by such Participant under the Plan, if not previously issued, shall be issued and delivered to the Participant. Fractional share interests shall be paid in cash to the Participant. Certificates may be registered only in the name of the Participant or the names of the Participant and his or her spouse.

     12. Rights on Retirement, Death, or Termination of Employment. In the event of a Participant's retirement, death or termination of employment, no payroll deduction shall be taken from any pay due and owing to a Participant at such time and the balance in the Participant's Purchase Account shall be paid to the Participant or, in the event of the Participant's death, to the Participant's estate.

     13. Rights Not Transferable. Rights under this Plan are not transferable by a Participant and are exercisable only by the Participant during his or her lifetime.

     14. Application of Funds. All funds received or held by the Company or a Participating Subsidiary under this Plan may be used by the Company or such Participating Subsidiary for any corporate purpose.

     15. Amendment of the Plan. The Board of Directors of the Company may at any time, or from time to time, amend this Plan in any respect, except that, without the approval of a majority of the shares of Stock of the Company then issued and outstanding and entitled to vote, no amendment shall be made (a) increasing the number of shares approved for this Plan (other than as provided in Section 4),
(b) decreasing the Purchase Price per share, (c) withdrawing the administration of this Plan from the Committee, (d) changing the designation of the class of employees eligible to receive options under the Plan, or (e) which would render options granted under the Plan unqualified for special tax treatment under the Code.

     16. Termination of the Plan. Unless sooner terminated as hereinafter provided, this Plan shall terminate on June 30, 2010. The Company may, by action of its Board of Directors, terminate the Plan at any time. Notice of termination shall be given to all then Participants, but any failure to give such notice shall not impair the termination. Upon termination of the Plan, all amounts in Purchase Accounts of Participants shall be promptly refunded.

     17. Governmental Regulations. The Company's obligation to sell and deliver Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Stock. If at any time shares of Stock deliverable hereunder are required to be registered or qualified under any applicable law, or delivery of such shares is required to be accompanied or preceded by a prospectus or similar circular, delivery of certificates for such shares may be deferred for a reasonable time until such registrations or qualifications are effected or such prospectus or similar circular is available.

                                   APPENDIX B

                             FIRST AMENDMENT TO THE
                           CLARION TECHNOLOGIES, INC.
                            1999 STOCK INCENTIVE PLAN


                                   BACKGROUND

     1. Effective May 24, 1999, Clarion Technologies, Inc. (the "Company") adopted and approved the Clarion Technologies, Inc. 1999 Stock Incentive Plan (the "Original Plan").

     2. The Plan provides for the reservation, for purposes of the Plan, of one million (1,000,000) shares of the Company's common stock, $.001 par value per share.

     3. The Company desires to amend the Plan to provide for an increased number of shares to be authorized under the Plan.

                                    AGREEMENT

     1. The first sentence of Section 4.1 is deleted in its entirety and is replaced as follows:

          Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 2,000,000 shares of Common Stock, plus any shares of Common Stock which, as of the date the Plan is approved by the shareholders of the Company, are reserved for issuance under the Company's 1998 Stock Option Plan and which are not thereafter issued or which have been issued by are subsequently forfeited and which would otherwise have been available for further issuance under such plan.

     2. Except as otherwise set forth herein, the terms of the Plan are hereby ratified and shall continue in full force and effect.

     Approved by the Board of Directors of the Company on April 25, 2000.

                                           CLARION TECHNOLOGIES, INC.


                                           /s/ David W. Selvius
                                           David W. Selvius,
                                           Chief Financial Officer and Secretary

     Approved by the Shareholders of the Company on June ___, 2000.

                                           CLARION TECHNOLOGIES, INC.



                                           David W. Selvius,
                                           Chief Financial Officer and Secretary


::ODMA\PCDOCS\GRR\427577\9

                           CLARION TECHNOLOGIES, INC.
                   235 Central Avenue, Holland, Michigan 49423
               This Proxy is Solicited by the Board of Directors.
           Annual Meeting to be held at the Haworth Conference Center

                   225 College Avenue, Holland, Michigan 49423
                          June 20, 2000, at 10:00 a.m.


The undersigned hereby appoints William Beckman and David Selvius, or either one of them, with power of substitution in each, proxies to vote, as designated on the reverse side, all of the undersigned's shares of Common Stock of CLARION TECHNOLOGIES, INC., at the Annual Meeting of Shareholders to be held on June 20, 2000, and any and all adjournments thereof.


     Properly executed proxies will be voted as marked and, if not marked, will be voted FOR all of the nominees, FOR the approval of the 2000 Employees' Stock Purchase Plan, and FOR the approval of the First Amendment to the Clarion Technologies, Inc. 1999 Stock Incentive Plan.


     1. Election of Directors - The Board of Directors recommends a vote FOR the nominees named below. (Check Only One Box)

               A. For all nominees listed below [ ]
               B. For none of the nominees listed below [ ]
               C. For all nominees except names crossed out [ ]


          Harrington Bischof      Frederick A. Sotok    Bryan C. Cressey
          Frank T. Steck          Michael C. Miller     Terence M. Graunke
          Craig A. Wierda        Jack D. Rutherford     Troy D. Wiseman


     2. Approval of the 2000 Employees' Stock Purchase Plan - The Board of Directors recommends a vote FOR this proposal.

                           FOR [ ]      AGAINST [ ]

     3. Approval of the First Amendment to the Clarion Technologies, Inc. 1999 Stock Incentive Plan -The Board of Directors recommends a vote FOR this proposal.

                           FOR  [ ]     AGAINST [ ]


                     (To be Dated and Signed on Other Side)

     4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.



                             YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly returning your completed proxy in the enclosed postage-paid envelope which is addressed to our tabulation service at American Securities Transfer & Trust, Inc. P.O. Box 1596, Denver CO 80201-1596.

Please date, sign exactly as name appears hereon, and mail promptly in the enclosed envelope which requires no postage if mailed in the United States. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If shares are held jointly, both owners must sign.

                                         Dated:___________________________, 2000

                                         Signature:_____________________________

                                         Signature:_____________________________